SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT


FIRSTAR BANK, N. A., as Agent
(formerly known as Firstar Bank Milwaukee, N. A.)
Milwaukee, Wisconsin
and The Financial Institutions Identified Herein

Gentlemen:

     The undersigned, NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the "Company") hereby requests that the undersigned financial institutions (together with their respective successors and assigns, collectively, the "Banks") agree to amend the Credit Agreement dated as of March 15, 1999, as amended as of May 1, 1999 (the "Credit Agreement"), among the Company, certain of the Banks and Firstar Bank, N. A., as agent, to increase the amount of Revolving Credit Commitment available to the Company and to permit the sale of certain tangible and intangible assets related to the Company's "private label" juice business, on the terms and conditions set forth below. Capitalized terms used herein and not defined shall have the meanings assigned thereto in the Credit Agreement.

     1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement shall be amended to read as follows:

          Section 1.1. The Revolving Credit. Subject to all of the terms and conditions hereof, each Bank, severally and for itself alone, agrees to extend such Bank's Percentage of a revolving credit facility to the Company which may be availed of by the Company in its discretion from time to time, be repaid and used again, during the period from the date hereof to and including the Revolving Credit Termination Date. The revolving credit facility may be utilized by the Company in the form of (i) revolving credit loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") from the Banks according to their respective Percentages, (ii) swing line loans (individually a "Swing Line Loan" and collectively, the "Swing Line Loans") from the Swing Line Lender, pursuant to Section 1.2 hereof, and (iii) L/Cs issued by the Issuer upon request of the Company and in which each Bank shall have purchased a participation, provided that the aggregate amount of the Revolving Credit Loans, Swing Line Loans, Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding at any one time shall not exceed One Hundred Fifty Five Million Dollars ($155,000,000) (the "Revolving Credit Commitment"). All Revolving Credit Loans shall be evidenced by Revolving Credit Notes of the Company (the "Revolving Credit Notes") payable to the order of each of the Banks in the amounts of their respective Percentages of the Revolving Credit Commitment, such Revolving Credit Notes to be in substantially the form attached hereto as Exhibit 1.1. Without regard to the face principal amounts of each of the Revolving Credit Notes, the actual principal amount at any time outstanding and owing by the Company on account thereof during the period ending on the Revolving Credit

     Termination Date shall be the sum of all Revolving Credit Loans then or theretofore made thereon less all principal payments actually received thereon during such period.

     2. Amendment to Section 3.3. Section 3.3 of the Credit Agreement shall be amended by deleting the last sentence thereof in its entirety.

     3. Amendment to Section 3.4. Section 3.4 of the Credit Agreement shall be amended be deleting the third sentence thereof in its entirety.

     4. Amendment to Section 4.1. Section 4.1 of the Credit Agreement shall be amended by deleting the last sentence thereof in its entirety.

     5. Amendment to Section 7.21. Section 7.21 of the Credit Agreement shall be amended in its entirety to read as follows:

          Section 7.21. [Intentionally left blank.]

     6. Amendment to Section 9. Section 9 of the Credit Agreement shall be amended by (a) deleting the definitions "Senior Notes" and "Terms Sheet" and (b) amending the definition of Total Debt to read as follows:

          "Total Debt" shall mean (without duplication) all consolidated indebtedness for borrowed money of the Company and its Subsidiaries, and shall include indebtedness for borrowed money created, assumed or guaranteed by the Company either directly or indirectly, including all amounts outstanding under this Agreement, including the aggregate principal amount of Revolving Credit Loans and Swing Line Loans outstanding, the aggregate face amount of outstanding L/Cs and the aggregate amount of unreimbursed Reimbursement Obligations as of the date of determination.

     7. Amendment to Schedule 1. Schedule 1 to the Credit Agreement (Bank Percentages) shall be amended in its entirety to read as provided on Schedule 1 hereto.

     8. Consent to Sale of Private Label Juice Business. Subject to the terms and conditions of this Amendment, and notwithstanding the provisions of Section
7.14 (Sale of Property) and 7.13 (Investments, Loans, Advances and Acquisitions) of the Credit Agreement, the undersigned Banks hereby consent to the sale by the Company of certain inventory, trademarks, contracts and the goodwill of the Company's private label juice business and, in payment of substantially all of the purchase price therefor, acceptance of a promissory note of the buyer, provided both the terms of the sale are substantially as outlined on Exhibit A hereto and the Company pledges such note to the Banks, and delivers the original note to the Agent, as additional collateral to support its obligations under the Credit Agreement.

     9. Transfer of Mercantile Bank National Association Interests. By their execution hereof, each of the parties hereto acknowledges and agrees that all interests of Mercantile Bank National Association ("Mercantile") in this credit facility have been assumed by Firstar Bank,


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

N. A. ("Firstar") in connection with the merger of Mercantile and Firstar on September 20, 1999.

     10. Effectiveness. This Amendment shall become effective as of December 29, 1999 upon the Agent's receipt of a copy of this Amendment duly executed by the Company and the Banks, together with the following:

          (a) the Revolving Credit Notes, copies of which are attached hereto as Exhibit B, which shall replace the notes executed as of March 15, 1999; and

          (b) a certificate of the Secretary of the Company as to the continued effectiveness, without amendment, of the Articles of Incorporation and Bylaws of the Company delivered to the Agent on March 14, 1999, the signatures of officers of the Company authorized to execute this Amendment and the Revolving Credit Notes and the attached resolutions authorizing the transactions contemplated by this Amendment.

After this Amendment has become effective, the Agent agrees to deliver to the Company when necessary such partial releases of UCC financing statements recorded by the Agent as are necessary to complete the sale of the Company's private label juice business referred to herein.

     11. Representations and Warranties of the Company. In order to induce the Banks to enter into this Amendment and in recognition of the fact that the Banks are acting in reliance thereupon, the Company represents and warrants to the Banks as follows:

          (a) The Company has the corporate power and authority to enter into, deliver and issue this Amendment and the replacement Revolving Credit Notes and to continue to borrow under the Credit Agreement, as amended hereby. Each of the Credit Agreement, as amended hereby, this Amendment and the replacement Revolving Credit Notes when duly executed on behalf of the Company, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (b) The execution and delivery of this Amendment and the replacement Revolving Credit Notes and the prospective borrowing and performance by the Company of its obligations under the Credit Agreement, as amended hereby, have been authorized by all necessary action on the part of the Company.

          (c) The representations and warranties of the Company contained in the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date of this Amendment as though made on and as of the date of this Amendment.

          (d) As of the date of this Amendment no Event of Default, or default which with the passage of time would constitute an Event of Default under the Credit Agreement, has occurred and is continuing.


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

          (e) The Company is liable, without offset, counterclaim or other defense, for all obligations of the Company to the Banks.

          (f) No information, financial statement, exhibit or report furnished by the Company to the Agent in connection with the negotiation of, or pursuant to, this Amendment, contains any material misstatement of fact, or omits to state a material fact, or omits any fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     12. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     13. Miscellaneous.

          (a) Each reference in the Credit Agreement to "this Agreement" shall be deemed a reference to the Credit Agreement as amended by this Amendment. Each reference in the Credit Agreement to the "Revolving Credit Notes" shall be deemed a reference to the Revolving Credit Notes issued in connection with this Amendment.

          (b) In accordance with Section 10.4 of the Credit Agreement, the Company shall pay or reimburse the Agent for all of its expenses, including reasonable attorneys' fees and expenses, incurred in connection with this Amendment, for the preparation, examination and approval of documents in connection herewith, the preparation hereof and expenses incurred in connection herewith.

          (c) This Amendment is being delivered and is intended to be performed in the State of Wisconsin and shall be construed and enforced in accordance with the laws of that state without regard for the principals of conflicts of laws.

          (d) Except as expressly modified or amended herein, the Credit Agreement shall continue in effect and shall continue to bind the parties hereto. This Amendment is limited to the terms and conditions hereof and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

          (e) The Company agrees to hereafter execute such amendments to the existing mortgages given by the Company to the Banks requested by the Banks to evidence the increase in the Revolving Credit Commitment pursuant hereto.


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

     If this Second Amendment to Credit Agreement and Consent is satisfactory to you, please sign the form of acceptance below. Dated and effective as of the 29th day of December, 1999.

                                   Very truly yours,

                                   NORTHLAND CRANBERRIES, INC.


                                   By: /s/
                                       ----------------------------------------
                                   Its:Assistant Vice President of Finance and
                                       ----------------------------------------
                                       Acting Chief Financial Officer
                                       ------------------------------


     Accepted and agreed to as of the day and year last above written.


                                   FIRSTAR BANK, N. A.


                                   By: /s/
                                       ----------------------------------------
                                   Its:Assistant Vice President

                                   Address:

                                   777 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202
                                   Attention: Randall D. Olver,
                                              Senior Vice President


                                   NORWEST BANK MINNESOTA, N. A.


                                   By  /s/ Kenneth E. LaChance
                                       ----------------------------------------
                                   Its:Officer

                                   Address:

                                   Sixth Street and Marquette Avenue
                                   MAC N9305-l14
                                   Minneapolis, Minnesota 55479-0091
                                   Attention: Kenneth E. LaChance, Officer

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By  /s/ Michael Fordney
                                       ----------------------------------------
                                   Its:SVP

                                   Address:

                                   201 West Wisconsin Avenue
                                   Milwaukee, Wisconsin 53259-0911
                                   Attention: Michael Fordney,
                                              Senior Vice President


                                   BANK OF AMERICA, NATIONAL
                                   ASSOCIATION


                                   By  /s/ Edward L. Cooper, III
                                       ----------------------------------------
                                   Its:SVP

                                   Address:

                                   231 South LaSalle Street
                                   Chicago, Illinois 60697
                                   Attention: Edward L. Cooper III,
                                              Vice President


                                   ST. FRANCIS BANK, F.S.B.


                                   By  /s/ John C. Tans
                                       ----------------------------------------
                                   Its:VP

                                   Address:

                                   13400 Bishops Lane, Suite 190
                                   Brookfield, Wisconsin 53005-6203
                                   Attention: John Tans, Vice President/
                                              Commercial Banking


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

                                   M&I MARSHALL & ILSLEY BANK


                                   By  /s/ Dennis D. Finnigan
                                       ----------------------------------------
                                   Its:VP


                                   By: /s/
                                       ----------------------------------------
                                   Its:Vice President

                                   Address:

                                   770 North Water Street
                                   Milwaukee, Wisconsin 53202
                                   Attention: Dennis D. Finnigan, Vice President


                                   FLEET CAPITAL CORPORATION


                                   By  /s/ Edward M. Bartkowski
                                       ----------------------------------------
                                   Its:Senior Vice President

                                   Address:

                                   20800 Swenson Drive, Suite 350
                                   Post Office Box 1641
                                   Waukesha, Wisconsin 53187
                                   Attention: Edward M. Bartkowski,
                                              Vice President




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


                                   BANK ONE, NA


                                   By  /s/ A. F. Maggiore
                                       ----------------------------------------
                                   Its:Managing Director

                                   Address:

                                   111 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202
                                   Attention: Anthony F. Maggiore,
                                              Managing Director


                                   LaSALLE BANK NATIONAL ASSOCIATION


                                   By  /s/ James A. Meyer
                                       ----------------------------------------
                                   Its:First Vice President

                                   Address:

                                   411 East Wisconsin Avenue
                                   Milwaukee, Wisconsin 53202
                                   Attention: James A. Meyer,
                                              First Vice President



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